SCHEDULE TO EXHIBIT 10.35

Severance Agreements with Officers

Name	Date of Agreement

Stephen M. Johnson	September 8, 2006
George H. Juetten	September 8, 2006
Jerry K. Lemon	September 8, 2006
Larry L. Myers	September 8, 2006
Richard D. Parry	September 8, 2006
Cynthia M. Stinger	September 8, 2006
Craig G. Taylor	September 8, 2006
Earl L. Ward	September 8, 2006
Thomas H. Zarges	September 8, 2006